Exhibit 10.2

THE SECURITY REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AND, IF REQUESTED BY THE COMPANY, THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JUNE 26, 2024.

US$262,500	February 26, 2024

AUGUSTA GOLD CORP.
UNSECURED PROMISSORY NOTE

For value received, Augusta Gold Corp., a Nevada corporation (the “Company”), promises to pay to Donald Taylor or his assigns (the “Lender”), the principal sum of US$262,500, together with all accrued and unpaid interest thereon as set forth below.

This Note shall be unsecured. All capitalized terms not defined and used herein shall have the meaning as defined in the Unsecured Promissory Note Purchase Agreement dated February 26, 2024 (the “Purchase Agreement”).

The Purchase Agreement and this Note issued pursuant thereto are collectively referred to herein as the “Loan Documents.” As used herein, “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

1.             Principal and Interest. The entire unpaid balance of principal and all accrued and unpaid interest shall be due and payable on the Maturity Date (the “Term”). The “Maturity Date” shall be the earlier of (i) December 31, 2024, and (ii) the date that is one Business Day following the date on which the Company closes its next financing transaction or the last in a series of financing transactions where the cumulative, aggregate net proceeds of such financing or series of financings are sufficient to pay the Company’s other indebtedness and the obligations under this Note. During the Term, interest on the unpaid principal balance of this Note shall accrue at a rate of 14%. Interest will be calculated per each calendar month (pro rated for the portion of the first calendar month in which this Note is issued and for any portion of a month in which the Maturity Date occurs from the beginning of such month through and including the Maturity Date) to be calculated in arrears on the first day of each calendar month for the preceding calendar month or on the Maturity Date (the “Interest Calculation Date”). All computations of interest at the Prime Plus Rate shall be made on the basis of a year of 365 days for the actual number of days elapsed in each calendar month for which interest is being calculated. Notwithstanding any provision to the contrary herein, in no event shall the applicable interest rate at any time exceed the maximum interest rate allowed under applicable law.

2.             Payment. The Company may prepay this Note in whole or in part at any time. All payments of interest and principal shall be in lawful money of the United States of America no later than 12:00 PM New York Time on the date on which such payment is due. All payments shall be applied first to costs of collection, if any, then to accrued and unpaid interest, and thereafter to principal. Payment of principal and interest hereunder shall be made by check delivered to the Lender at the address furnished to the Company for that purpose or by wire transfer of immediately available funds to an account designated in writing by the Lender to the Company. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

Notwithstanding the foregoing, in the event of (a) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (b) any consolidation, merger or sale of all or substantially all of the assets of the Company, or (c) any transfer of more than fifty percent (50%) of the voting power of the Company, in each case prior to the Maturity Date, other than involving a transaction with a person who controls, is controlled by or is under common control with the Company, the Lender shall be entitled to receive in cash upon such event the principal amount plus the amount of any interest accrued on this Note through to the date of such event, such payment to be made no later than the Business Day immediately following the consummation of such event.

3.                  Covenants. Until all amounts in this Note have been paid in full, the Company:

(a)                shall comply with the covenants of the Company set forth in Section 5 of the Purchase Agreement and Section 5 of the Security Agreement;

(b)                shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings, and reserves in conformity with GAAP with respect thereto have been provided on its books;

(c)                 shall as soon as possible and in any event within two (2) Business Days after it becomes aware that an Event of Default has occurred, notify the Lender in writing of the nature and extent of such Event of Default and the action, if any, it has taken or proposes to take with respect to such Event of Default;

(d)                 shall not enter into any business, directly or indirectly, except for those businesses in which the Borrower is engaged on the date of this Note or that are reasonably related thereto;

(e)                 shall not permit the equity interests of any subsidiary of the Company to be owned by any person other than the Company or a wholly-owned subsidiary of the Company;

(f)                  shall not use the proceeds of this Note for any other purpose other than those set forth in Section 3.8 of the Purchase Agreement;

4.                  Default. The following events shall be considered “Events of Default”:

(a)                 the Company shall default in the payment of any part of the principal or unpaid accrued interest on this Note for more than five (5) days after the Maturity Date or at a date fixed by acceleration or otherwise;

(b)                 any representation or warranty made or deemed made by the Company to the Lender herein, in the Purchase Agreement or in the Security Agreement is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made;

(c)                 the Company fails to observe or perform (a) any covenant, condition or agreement contained in Section 3 or (b) any other covenant, obligation, condition or agreement contained in the Loan Documents and such failure continues for 30 days;

(d)                 the Company fails to pay when due any of its material debts (other than debts arising under this Note) or any interest or premium thereon when due (whether by scheduled maturity, acceleration, demand or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such debt;

(e)                 one or more judgments or decrees in an amount exceeding in the aggregate $1,000,000 shall be entered against the Company or its subsidiaries and such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof;

(f)                  the Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition for bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company, or of all or any substantial part of the properties of the Company, or the Company or its respective directors or majority stockholders shall take any action looking to the dissolution or liquidation of the Company; or

(g)                within sixty (60) days after the commencement of any proceeding against the Company seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

5.             Remedies. Upon the occurrence of an Event of Default, at the option and upon the declaration of the Lender, the entire unpaid principal and accrued and unpaid interest on the Notes shall, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and the Lender may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under the Note and exercise any and all other remedies granted to them under the Loan Documents, at law, in equity or otherwise.

6.             Waiver. The Company hereby waives demand, notice, presentment, protest and notice of dishonor. No failure to exercise and no delay in exercising on the part of the Lender, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

7.             Costs and Fees. The Company agrees to pay the Lender’s reasonable costs in collecting and enforcing this Note upon and during the continuance of any Event of Default, including reasonable attorneys’ fees.

8.             Amendments and Waivers; Resolutions of Disputes; Notice. The amendment or waiver of any terms of this Note, the resolution of any controversy or claim arising out of or relating to this Note and any provision of notice shall be conducted pursuant to the terms of the Purchase Agreement.

9.             Notices. All notices under this Note shall be given pursuant to the provisions of Section 7.5 of the Purchase Agreement.

10.           Assignment. Neither party may assign or transfer this Note without the express written consent of the other party; provided however, the Lender may assign or transfer this Note to any affiliated entity of the Lender without the prior written consent of the Company. This Note shall inure to the benefit of, and be binding upon, the parties and their permitted assigns.

11.           USA PATRIOT Act. The Company hereby notifies the Lender that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify, and record information that identifies the Lender, which information includes the name of the Lender and other information that will allow the Company to identify the Lender in accordance with the US PATRIOT Act, and the Lender agrees to provide such information from time to time to the Company.

12.           Interpretation. For purposes of this Note (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Note as a whole. The definitions given for any defined terms in this Note shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

13.          Miscellaneous. This Note shall be governed by and construed under the laws of the State of Delaware. FURTHER, BOTH THE COMPANY AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION TO ENFORCE THIS NOTE.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this Note as of the date set forth above.

AUGUSTA GOLD CORP.

By:
Name:
Its:

Signature Page to Augusta Gold Corp. Unsecured Promissory Note